EXHIBIT 16.1

May 29, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.02 of the Form 8-K dated on or about May 29, 2015, of North American Oil & Gas Corp and are in agreement with the statements contained therein.

/s/ MaloneBailey, LLP

Houston, Texas